UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2011

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on October 14, 2011, GeoMet, Inc. (the “Company”) entered into definitive purchase agreements to purchase certain coalbed methane assets, a license to use Z-Pinnate drilling technology and certain natural gas hedge contracts. The transaction closed on November 18, 2011. The adjusted purchase price at closing was approximately $79 million. No preferential purchase rights were exercised in connection with the transaction.

The Company financed this acquisition through its revolving credit facility which was amended and restated and became effective upon the closing of the above-referenced definitive purchase agreements. Principle amendments included: (i) the notional amount of the credit agreement was increased from $180 million to $250 million, and the borrowing base was increased from $90 million to $180 million, (ii) the bank group, with Bank of America as Administrative Agent, BNP Paribas as Syndication Agent, and US Bank and Bank of Scotland as Co-Documentation Agents, was increased from five to six banks, (iii) the new credit facility has a four-year maturity, (iv) the interest rate margins were reduced by one-half of 1%, (v) the debt to EBITDA financial covenant was set at 4.25 to 1.0 through 2012 and thereafter reduced to 4.0 to 1.0, and (vi) the restriction upon the ability of the Company to pay cash dividends on its preferred stock was modified to allow the Company to pay a minimum of $2 million in cash dividends annually.

The foregoing descriptions are summaries of the material terms of the coalbed methane assets purchase agreement, the natural gas hedge contracts purchase agreement, and the amended and restated revolving credit facility. They do not purport to be complete and are qualified in their entirety by reference to the coalbed methane assets purchase agreement, natural gas hedge contracts purchase agreement, and the amended and restated revolving credit facility, copies of which are attached to this Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively.

Section 2 — Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

The description of the acquisition in Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s amended and restated revolving credit facility became effective on November 18, 2011. In connection with the closing of the acquisition described above, the Company borrowed $79 million under the amended and restated revolving credit facility.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On November 21, 2011, the Company issued a press release announcing that it closed the transactions contemplated by certain definitive purchase agreements, dated October 14, 2011, to purchase certain coalbed methane assets, a license to use Z-Pinnate drilling technology and certain natural gas hedge contracts. The adjusted purchase price at closing was approximately $79 million.

A copy of the press release dated November 21, 2011 is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Assets Acquired — The audited financial statements of the assets acquired will be filed by amendment no later than 75 days after November 18, 2011.

(b) Pro forma Financial Information — The pro forma financial statements required by this item will be filed by amendment no later than 75 days after November 18, 2011.

(d) Exhibits.

Exhibit Number	Title of Document

10.1	Coalbed methane assets purchase agreement, dated October 14, 2011, by and among GeoMet, Inc., Vitruvian Exploration, LLC, and CD Exploration, LLC.

10.2	Natural gas hedge contracts purchase agreement, dated October 14, 2011, by and between GeoMet, Inc. and Vitruvian Exploration, LLC.

10.3	Fifth Amended and Restated Credit Agreement, dated October 14, 2011, by and among GeoMet, Inc., Bank of America, N.A, as Administrative Agent, BNP Paribas, as Syndication Agent, and Bank of Scotland, U.S. Bank National Association, Comerica Bank, and Capital One.

99.1	Press release dated November 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: November 22, 2011	By:	/s/ William C. Rankin
	Name:	William C. Rankin
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

10.1	Coalbed methane assets purchase agreement, dated October 14, 2011, by and among GeoMet, Inc., Vitruvian Exploration, LLC and CD Exploration, LLC.

10.2	Natural gas hedge contracts purchase agreement, dated October 14, 2011, by and between GeoMet, Inc. and Vitruvian Exploration, LLC.

10.3	Fifth Amended and Restated Credit Agreement, dated October 14, 2011, by and among GeoMet, Inc., Bank of America, N.A, as Administrative Agent, BNP Paribas, as Syndication Agent, and Bank of Scotland, U.S. Bank National Association, Comerica Bank, and Capital One.

99.1	Press release dated November 21, 2011.